Exhibit 99.23(j)



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 10, 2000, relating to the financial statements and financial highlights, which appears in the September 30, 2000 Annual Report of the Heritage Growth and Income Trust (formerly Heritage Income-Growth Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Certified Public Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Tampa, Florida
June 29, 2001